SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                March 9, 2005



                                  CORTECH, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State of other jurisdiction of incorporation or organization)


        1-7986                                       84-0894091
(Commission File Number)               (I.R.S. Employer Identification Number)

            376 Main Street
              P.O. Box 74
        Bedminster, New Jersey                                 07921
(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code
                                 (908)234-1881


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Item 5.02.      Departure of Directors or Principal Officers; Election of
----------      ---------------------------------------------------------
                Directors; Appointment of Principal Officers
                --------------------------------------------

 (b) On March 9, 2005, Sheri Perge Stettner notified the Board of Directors of the Company that she would not stand for reelection to the Board of Directors at the Company's Annual Meeting of Stockholders to be held on May 17, 2005. Ms. Perge Stettner serves as the Chairman of the Audit Committee of the Board of Directors and the Chairman of the Compensation Committee of the Board of Directors. Ms. Perge Stettner's decision is not due to any disagreement with the Company or concerns relating to the Company's operations, policies or practices.










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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: March 14, 2005                         By   /s/ Sue Ann Merrill
                                                  -----------------------------
                                                  Sue Ann Merrill
                                                  Chief Financial Officer